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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Forms S-3, Forms S-4 and Forms S-8) of Titan Corporation and in the related Prospectuses, of our report dated April 6, 2001, with respect to the consolidated financial statements of Jaycor, Inc., included in this Current Report (Form 8-K/A) of Titan Corporation.

/s/ Ernst & Young LLP Ernst & Young LLP

San Diego, California
February 4, 2002

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  Exhibit 23.1